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                                                                   EXHIBIT 11(c)




                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Post-Effective Amendment No. 54 to the registration statement of AIM Equity Funds, Inc. on Form N-1A (the "Registration Statement") of our report dated February 16, 1993, relating to the selected per-share data and ratios of AIM Aggressive Growth Fund appearing in the December 31, 1992 Annual Report to Shareholders of AIM Funds Group (formerly AIM(C)). We also consent to the reference to us under the heading "Financial Highlights" in the Prospectus.

/s/ PRICE WATERHOUSE LLP

    PRICE WATERHOUSE LLP


Houston, Texas
February 26, 1998


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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Post-Effective Amendment No. 54 to the registration statement of AIM Equity Funds, Inc. on Form N-1A (the "Registration Statement") of our report dated October 25, 1995, relating to the selected per-share data and ratios appearing in the September 30, 1995 Annual Report to Shareholders of Baird Blue Chip Fund, Inc. We also consent to the reference to us under the heading "Financial Highlights" in the Prospectus.



/s/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP

Houston, Texas
February 26, 1998